                                                                 Exhibit 10(n)
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 1, 1997

                                  BY AND AMONG

                         FPA MEDICAL MANAGEMENT, INC.,

                             FPA ACQUISITION CORP.

                                      AND

                             HEALTH PARTNERS, INC.

================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I  THE MERGER...................................................................   A-1
  Section 1.1    The Merger.............................................................   A-1
  Section 1.2    Effective Time of the Merger...........................................   A-1

ARTICLE II  THE SURVIVING CORPORATION AND PARENT........................................   A-1
  Section 2.1    Certificate of Incorporation...........................................   A-1
  Section 2.2    Bylaws.................................................................   A-1
  Section 2.3    Directors and Executive Officers of the Surviving Corporation..........   A-2
  Section 2.4    Effects of Merger......................................................   A-2

ARTICLE III  CONVERSION OF SHARES.......................................................   A-2
  Section 3.1    Conversion of Shares in the Merger.....................................   A-2
  Section 3.2    Equitable Adjustment...................................................   A-3
  Section 3.3    Exchange of Certificates...............................................   A-3
  Section 3.4    No Fractional Securities...............................................   A-4
  Section 3.5    Options to Purchase Company Stock......................................   A-5
  Section 3.6    Closing................................................................   A-5
  Section 3.7    Closing of the Company's Transfer Books................................   A-5

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT
AND ACQUISITION.........................................................................   A-6
  Section 4.1    Organization and Qualification.........................................   A-6
  Section 4.2    Capitalization.........................................................   A-6
  Section 4.3    Authority; Non-Contravention; Approvals................................   A-7
  Section 4.4    Reports and Financial Statements.......................................   A-8
  Section 4.5    Absence of Undisclosed Liabilities.....................................   A-8
  Section 4.6    Absence of Certain Changes or Events...................................   A-8
  Section 4.7    Litigation.............................................................   A-9
  Section 4.8    Registration Statement and Proxy Statement.............................   A-9
  Section 4.9    No Violation of Law....................................................   A-9
  Section 4.10   Compliance.............................................................  A-10
  Section 4.11   Taxes..................................................................  A-10
  Section 4.12   No Parent Stockholders' Approval Required..............................  A-10
  Section 4.13   Pooling and Tax-Free Reorganization Matters............................  A-10
  Section 4.14   Brokers................................................................  A-11

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................  A-11
  Section 5.1    Organization and Qualification.........................................  A-11
  Section 5.2    Capitalization.........................................................  A-11
  Section 5.3    Subsidiaries...........................................................  A-12
  Section 5.4    Authority; Non-Contravention; Approvals................................  A-12
  Section 5.5    Financial Statements...................................................  A-13
  Section 5.6    Absence of Undisclosed Liabilities.....................................  A-13
  Section 5.7    Absence of Certain Changes or Events...................................  A-14
  Section 5.8    Litigation.............................................................  A-14
  Section 5.9    Registration Statement and Proxy Statement.............................  A-14
  Section 5.10   No Violation of Law....................................................  A-14
  Section 5.11   Compliance.............................................................  A-15
  Section 5.12   Taxes..................................................................  A-15
  Section 5.13   Employee Benefit Plans; ERISA..........................................  A-15

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
                                                                                          PAGE
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
  Section 5.14   Labor Controversies....................................................  A-16
  Section 5.15   Environmental Matters..................................................  A-16
  Section 5.16   Title to Assets........................................................  A-16
  Section 5.17   Company Stockholders' Approval.........................................  A-17
  Section 5.18   Pooling and Tax-Free Reorganization Matters............................  A-17
  Section 5.19   Insurance..............................................................  A-17
  Section 5.20   Opinion of Company's Financial Advisor.................................  A-17
  Section 5.21   Brokers................................................................  A-17
  Section 5.22   Contracts and Commitments..............................................  A-17
  Section 5.23   Intellectual Property..................................................  A-18

ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGER......................................  A-18
  Section 6.1    Conduct of Business by the Company Pending the Merger..................  A-18
  Section 6.2    Conduct of Business by Parent and Acquisition Pending the Merger.......  A-20
  Section 6.3    Control of the Company's Operations....................................  A-21
  Section 6.4    Control of Parent's Operations.........................................  A-21
  Section 6.5    Conduct of Business of Acquisition.....................................  A-21

ARTICLE VII  ADDITIONAL AGREEMENTS......................................................  A-21
  Section 7.1    Access to Information..................................................  A-21
  Section 7.2    Registration Statement and Proxy Statement.............................  A-22
  Section 7.3    Company Stockholders' Approval.........................................  A-22
  Section 7.4    Affiliates of the Company and Parent...................................  A-22
  Section 7.5    Exchange Listing.......................................................  A-23
  Section 7.6    Expenses and Fees......................................................  A-23
  Section 7.7    Agreement to Cooperate.................................................  A-23
  Section 7.8    Public Statements......................................................  A-23
  Section 7.9    Employee Matters.......................................................  A-23
  Section 7.10   Notification of Certain Matters........................................  A-24
  Section 7.11   Corrections to the Proxy Statement/Prospectus and Registration
                 Statement..............................................................  A-24
  Section 7.12   Insurance; Indemnity...................................................  A-24
  Section 7.13   No Solicitations.......................................................  A-25
  Section 7.14   Roll-up Transactions...................................................  A-25
  Section 7.15   Bank Consent...........................................................  A-26
ARTICLE VIII CONDITIONS.................................................................  A-26
  Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.............  A-26
  Section 8.2    Conditions to Obligation of the Company to Effect the Merger...........  A-27
  Section 8.3    Conditions to Obligations of Parent and Acquisition to Effect the
                 Merger.................................................................  A-27
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER............................................  A-28
  Section 9.1    Termination............................................................  A-28
  Section 9.2    Effect of Termination..................................................  A-29
  Section 9.3    Amendment..............................................................  A-29
  Section 9.4    Waiver.................................................................  A-30
ARTICLE X GENERAL PROVISIONS............................................................  A-30
  Section 10.1   Non-Survival of Representations and Warranties.........................  A-30
  Section 10.2   Notices................................................................  A-30
  Section 10.3   Interpretation.........................................................  A-31
  Section 10.4   Miscellaneous..........................................................  A-31
  Section 10.5   Counterparts...........................................................  A-31

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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made this 1st day of July, 1997 ("Agreement"), by and among FPA Medical Management, Inc., a Delaware corporation ("Parent"), FPA Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and Health Partners, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the boards of directors of Parent, Acquisition and the Company believe it to be advisable and in the best interests of their respective stockholders that Acquisition merge with and into the Company on the terms set forth in this Agreement (the "Merger");

     WHEREAS, the Merger is intended for Federal income tax purposes to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Merger also is intended to qualify for treatment as a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB No. 16").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

SECTION 1.1  The Merger.

     Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), in accordance with the Delaware General Corporation Law ("DGCL"), Acquisition shall be merged with and into the Company and the separate existence of Acquisition shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

SECTION 1.2  Effective Time of the Merger.

     The Merger shall become effective at the date and time (the "Effective Time") when a duly prepared and executed Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Merger Filing") in accordance with the DGCL. The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof.

                                   ARTICLE II

                      THE SURVIVING CORPORATION AND PARENT

SECTION 2.1  Certificate of Incorporation.

     The Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

SECTION 2.2  Bylaws.

     The bylaws of Acquisition as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by law and the Certificate of Incorporation of the Surviving Corporation.

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

SECTION 2.3  Directors and Executive Officers of the Surviving Corporation.

     The directors of the Surviving Corporation shall be the directors of Acquisition serving immediately prior to the Effective Time and the executive officers of the Surviving Corporation shall be the executive officers of the Company in office immediately prior to the Effective Time, and such directors and executive officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

SECTION 2.4  Effects of Merger.

     The Merger shall have the effects set forth in Section 259 of the DGCL.

                                  ARTICLE III

                              CONVERSION OF SHARES

SECTION 3.1  Conversion of Shares in the Merger.

     (a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of Company Common Stock, par value $.001 per share (the "Company Common Stock"), other than shares to be canceled in accordance with
Section 3.1(c) hereof and other than Dissenting Shares (as defined in Section 3.1(d) hereof), shall be converted into the right to receive the number of shares of fully paid and nonassessable common stock, par value $.002 per share, of Parent ("Parent Common Stock") determined by dividing the "Numerator" by the "Denominator" (the quotient herein referred to as the "Exchange Ratio"). The Denominator shall be the maximum number of shares of Company Common Stock issued and outstanding at the Effective Time plus shares of Company Common Stock issuable pursuant to Section 7.14 hereof. The Numerator shall be the remainder which results when (y) the Stock Option Shares is subtracted from (z) the quotient which results when $115,000,000 is divided by the Effective Valuation Amount. The Effective Valuation Amount shall be:

          (i) the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market ("NNM") for the ten (10) consecutive trading days ending on the date that is two (2) trading days prior to the Closing Date (as defined in Section 3.6) (the "Parent Value") if such average is greater than or equal to $18.00 but less than or equal to $22.00; or

          (ii) $18.00, if the Parent Value is less than $18.00; or

          (iii) $22.00, if the Parent Value is greater than $22.00.

The Stock Option Shares shall equal the number of shares of Parent Common Stock issuable pursuant to Section 3.5 hereof in respect of Company Stock Options (as defined in Section 3.5 hereof) outstanding on the Closing Date whether or not the same are vested immediately after giving effect to the Merger.

     The Company shall provide to Parent, no later than the date on which the Parent Value is determinable pursuant to this Section 3.1, a certificate (the "Denominator Certificate") reasonably acceptable to Parent setting forth the Denominator and the method used in the calculation thereof. If, prior to the Effective Time, the announcement of a transaction by the Parent requires the amendment or re-filing of the Registration Statement (as defined in Section 4.8), and, as a result of the re-filing or amendment of the Registration Statement, the Closing occurs more than 90 days after the date of this Agreement, notwithstanding clause (ii) of the definition of Effective Valuation Amount, the Effective Valuation Amount shall equal the Parent Value if the Parent Value is less than $18.00. Except as set forth in the immediately preceding sentence, in no event will the number of shares of Parent Common Stock issued upon the Merger (including shares issued under Section 3.5 hereof) exceed 6,388,889 shares.

     (b) Company Preferred Stock. The Company shall use its reasonable best efforts to cause, immediately prior to the Effective Time, each issued and outstanding share of the Company's Series A Convertible Preferred Stock, par value $.001 per share, and Series B Convertible Preferred Stock, par value $.001 per share (collectively, the "Company Preferred Stock") to be converted into shares of Company Common Stock, in accordance with the provisions of the relevant Certificate of Designations for such Company Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, such shares of Common Stock, other than shares to be canceled in accordance with Section 3.1(c) hereof and other than Dissenting Shares, shall be converted into the right to receive a number of shares of fully paid and nonassessable shares of Parent Common Stock based on the Exchange Ratio.

     (c) Cancellation of Company Stock. All shares of Company Common Stock and Company Preferred Stock (collectively, "Company Stock") which, immediately prior to the Effective Time, are held by the Company in its treasury shall be canceled and extinguished and shall cease to exist and no consideration shall be delivered with respect thereto.

     (d) Dissenting Shares. (i) If applicable, notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock, the holder of which (x) has not voted in favor of the Merger, (y) has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and (z) has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 3.1(a) or 3.1(b), as applicable, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive Parent Common Stock pursuant to Section 3.1(a) or 3.1(b), as applicable.

     (ii) The Company shall give Parent prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and shall allow Parent the right to direct any proceedings and the resolution thereof relating to such process.

     (e) Acquisition Shares. Each share of capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

SECTION 3.2  Equitable Adjustment.

     The calculations set forth in Section 3.1 hereof shall be subject to equitable adjustment in the event of, or the setting of a record date prior to the Effective Time with respect to, any stock split, stock dividend, reverse stock split, recapitalization, reclassification or combination of Company Stock or Parent Common Stock or dividend or distribution with respect to Parent Common Stock or Company Stock or other change in the number of shares of Company Stock outstanding prior to the Closing (as defined in Section 3.6 hereof) other than issuances of shares pursuant to the exercise of outstanding stock options and issuance of shares pursuant to the transactions contemplated by Section 7.14 hereof.

SECTION 3.3  Exchange of Certificates.

     (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Stock shall be entitled to receive in exchange therefor, upon surrender thereof to a bank or trust company designated before the Effective Time by Parent and reasonably acceptable to the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1 hereof. Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

     (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

     (c) Promptly after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4 hereof.

     (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 hereof, and the Company Certificates so surrendered shall be canceled.

     (e) Promptly following the date which is nine (9) months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock, without any interest thereon. If any certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Stock entitled to payment pursuant to
Section 3.1 hereof shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become property of any governmental agency or other governmental entity, such shares of Company Stock shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other payment will be due to the holder thereof.

     (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with
Section 3.1 hereof. When authorizing such payment in exchange therefor, the board of directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

SECTION 3.4  No Fractional Securities.

     Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company

Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (in the aggregate) upon surrender of Company Certificates for exchange pursuant to Section 3.3 hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Parent Value.

SECTION 3.5  Options to Purchase Company Stock.

     (a) Each option to purchase shares of Company Common Stock (a "Company Stock Option") which is outstanding immediately prior to the Effective Time pursuant to any stock option plan of the Company in effect on the date hereof (the "Company Stock Plans") shall be canceled at the Effective Time and the holder of such Company Stock Option shall be entitled to receive a number of shares of Parent Common Stock, decreased to the nearest whole share, equal to the quotient which results when the "Fair Market Value" of such Company Stock Option at the Effective Time is divided by the Parent Value. The Fair Market Value of all Company Stock Options shall be the fair value thereof determined by an investment banking firm selected by the Company that is acceptable to the Parent based upon the Effective Valuation Amount and the Exchange Ratio and otherwise using valuation techniques reasonably acceptable to Parent and the Company and consistent with the requirements of APB No. 16.

     (b) Parent shall not issue fractional shares or pay cash to the holders of Company Stock Options receiving shares of Parent Common Stock in lieu of issuing fractional shares of Parent Common Stock. Instead, all fractional shares of Parent Common Stock issuable under this Section 3.5 shall be decreased to the nearest whole share.

     (c) The Company shall use its reasonable best efforts to cause the holders of Company Stock Options to execute prior to the Closing Date a form of acknowledgement reasonably acceptable to Parent regarding their acceptance of the treatment of Company Stock Options set forth in this Section 3.5 (each a "Stock Option Acknowledgement").

SECTION 3.6  Closing.

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Pillsbury Madison & Sutro LLP, 101 West Broadway, Suite 1800, San Diego, California, or at any other location mutually agreeable to Parent and the Company on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII is fulfilled or waived, or at such other time as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

SECTION 3.7  Closing of the Company's Transfer Books.

     At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for (a) the right to an appraisal for Dissenting Shares pursuant to Section 3.1(d) hereof (but solely as provided by the DGCL), (b) the right to receive shares of Parent Common Stock pursuant to Section 3.3 hereof and (c) the right to receive cash for payment of fractional shares pursuant to Section 3.4 hereof. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock in accordance with this Article III.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

     Parent and Acquisition each represent and warrant to the Company as follows:

SECTION 4.1  Organization and Qualification.

     Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Acquisition is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Parent Material Adverse Effect. As used in this Agreement, a "Parent Material Adverse Effect" shall mean any event, circumstance, development or occurrence, individually or when taken together with all other such events, circumstances, developments or occurrences, causing, resulting in or having, or reasonably likely to cause, result in or have, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries (as defined in Section 4.2 hereof), taken as a whole. True, accurate and complete copies of each of Parent's and Acquisition's Certificates of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

SECTION 4.2  Capitalization.

     (a) The authorized capital stock of Parent consists of (i) 98,000,000 shares of Parent Common Stock, par value $.002, of which 33,234,157 shares were outstanding as of the date of this Agreement, and (ii) 2,000,000 shares of preferred stock, par value $.002 per share ("Parent Preferred Stock"), of which no shares were outstanding as of the date of this Agreement. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) The authorized capital stock of Acquisition consists of 100 shares of Acquisition Common Stock, par value $.01, of which 10 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

     (c) Except as set forth on Schedule 4.2(c) attached hereto, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or by which Parent or any subsidiary of Parent is bound with respect to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. As used in this Agreement, "subsidiary" means, with respect to any party hereto (a "Subject Party"), any corporation or other organization, whether incorporated or unincorporated, (i) of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such Subject Party or (ii) which is a professional corporation as to which such Subject Party or a subsidiary thereof has executed a succession or similar stockholder agreement.

SECTION 4.3  Authority; Non-Contravention; Approvals.

     (a) Parent and Acquisition each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.3(c) hereof), to consummate the transactions contemplated hereby. This Agreement has been approved by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Acquisition of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Acquisition, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Acquisition enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought.

     (b) Except as set forth on Schedule 4.3(b) attached hereto, the execution and delivery of this Agreement by each of Parent and Acquisition do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Acquisition of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject to (x) in the case of the terms, conditions or provisions described in clause (ii) above, obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 4.3(c) hereof) and
(y) in the case of the terms, conditions or provisions described in clause (iii) above, obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties named in Schedule 4.3(b) attached hereto. Set forth on Schedule 4.3(b) attached hereto is a list of hospital contracts with respect to which the consent of any party other than Parent is required in order that consummation by Parent of the transactions contemplated hereby will not result in a breach or termination of the respective contracts. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Parent Material Adverse Effect.

     (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Proxy Statement/Prospectus (as defined in Section
4.8 hereof) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (iv) any other required filings with or approvals from applicable Federal and state governmental authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Acquisition or the consummation by Parent or Acquisition of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have a Parent Material Adverse Effect.

SECTION 4.4  Reports and Financial Statements.

     Since October 20, 1994, Parent has filed with the Commission all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects at the time of filing with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered or made available to the Company a copy of its (a) Annual Report on Form 10-K, as amended, for the fiscal years ended December 31, 1994, 1995 and 1996, and its report on Form 10-Q for the quarter ended March 31, 1997, each as filed with the Commission, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from October 20, 1994, until the date hereof, and (c) all other reports, including quarterly and current reports, or registration statements filed by Parent with the Commission (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and/or the Securities Act and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports, including the notes and schedules thereto (collectively, the "Parent Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

SECTION 4.5  Absence of Undisclosed Liabilities.

     Except as disclosed in the Parent SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to the Company in writing or as set forth on Schedule 4.5 attached hereto, neither Parent nor any of its subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1996 and were incurred in the ordinary course of business and consistent with past practices; and (b) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business (provided that no liabilities, obligations or contingencies excepted by subparagraphs (a)(ii) or (b) hereof will have, individually or in the aggregate, a Parent Material Adverse Effect).

SECTION 4.6  Absence of Certain Changes or Events.

     Except as disclosed in the Parent SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to the Company in writing or as set forth on Schedule 4.6 attached hereto, since December 31, 1996, there has not been any change or event (other than changes generally affecting the industry in which Parent and its subsidiaries operate or arising from general business or economic conditions or as a result of this Agreement) that would have a Parent Material Adverse Effect.

SECTION 4.7  Litigation.

     Except as disclosed in the Parent SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which would have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Parent Material Adverse Effect.

SECTION 4.8  Registration Statement and Proxy Statement.

     None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the Commission by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement/Prospectus, as of its Effective Time, will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Acquisition with respect to information supplied by the Company for inclusion therein.

SECTION 4.9  No Violation of Law.

     Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law) of any governmental or regulatory body or authority, except for violations which would not have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not have a Parent Material Adverse Effect. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which would not have a Parent Material Adverse Effect.

SECTION 4.10  Compliance.

     Except as disclosed in the Parent SEC Reports or on Schedule 4.10 attached hereto, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under (a) the respective charters, bylaws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.10, would have a Parent Material Adverse Effect.

SECTION 4.11  Taxes.

     (a) Parent and its subsidiaries have (i) duly filed (or timely requested and received an extension to file) with the appropriate governmental authorities all Tax Returns (as defined in Section 4.11(c) hereof) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in Section 4.11(b) hereof) for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report are adequate to cover all Taxes for all periods ending at or prior to the date of such balance sheet and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of Parent or any of its subsidiaries which, if decided adversely would have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a subsidiary of Parent other than agreements the consequences of which are adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f) of the Code.

     (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

     (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

SECTION 4.12  No Parent Stockholders' Approval Required.

     No vote of stockholders of Parent is required by Parent's Certificate of Incorporation, bylaws, any applicable law or any national securities exchange or The NNM for the approval of this Agreement or the consummation of the transactions contemplated hereby (including the issuance, registration and inclusion on the NNM of Parent Common Stock)

SECTION 4.13  Pooling and Tax-Free Reorganization Matters.

     To the knowledge of Parent and based upon consultation with its independent accountants, neither Parent nor Acquisition nor any of their affiliates has taken or agreed to take any action that would interfere with the ability of Parent to (a) account for the business combination to be effected by the Merger as a pooling of interests under APB No. 16 for accounting and financial statement purposes or
(b) treat the Merger as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

SECTION 4.14  Brokers.

     Parent and Acquisition represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Acquisition as follows:

SECTION 5.1  Organization and Qualification.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect. As used in this Agreement, a "Company Material Adverse Effect" shall mean any event, circumstance, development or occurrence, individually or when taken together with all other such events, circumstances, developments or occurrences, causing, resulting in or having, or reasonably likely to cause, result in or have, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries (as defined in Section 4.2 hereof), taken as a whole. True, accurate and complete copies of the Company's Certificate of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

SECTION 5.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, par value $.001 per share, and 50,000 shares of Company Preferred Stock, par value $.001 per share, of which 25,000 shares have been designated Series A Convertible Preferred Stock and 25,000 shares have been designated Series B Convertible Preferred Stock. As of the date of this Agreement, 1,673,500 shares of Company Common Stock and 50,000 shares of Company Preferred Stock were issued and outstanding (25,000 and 25,000 shares of which are designated Series A Convertible Preferred Stock and Series B Convertible Preferred Stock respectively). All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) Except as set forth on Schedule 5.2(b) attached hereto, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth on Schedule 5.2(b) attached hereto, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound with respect to the voting of any shares of capital stock of the Company.

     (c) Each Stock Option Acknowledgement executed and delivered by the holder of a Company Stock Option as contemplated by Section 3.5(a) above shall, from and after the Effective Time, be binding upon the holder of the Company Stock Option to which such Stock Option Acknowledgement relates on the terms and subject to the conditions provided in Section 3.5(a) and such Stock Option Acknowledgement. Except as set forth on Schedule 5.2(c) attached hereto, none of the benefits available under the Company Stock Options are subject to acceleration as a result of the Merger or otherwise, and the Company shall take no action to permit or foster any such acceleration.

SECTION 5.3  Subsidiaries.

     Schedule 5.3 sets forth the name, state of incorporation and stockholders of each subsidiary of the Company. Each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company, free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth on Schedule 5.3 attached hereto. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement except as disclosed on Schedule 5.3 attached hereto.

SECTION 5.4  Authority; Non-Contravention; Approvals.

     (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval of the Merger (as defined in Section 7.3(a)) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles, and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought.

     (b) Except as set forth on Schedule 5.4(b) attached hereto, the execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject to (x) in the case of the terms, conditions or provisions described in clause (ii) above, obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and
(y) in the case of the terms, conditions or provisions described in clause (iii) above, obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Set forth on Schedule 5.4(b) attached hereto is a list of hospital contracts with respect to which the consent of any party other than the Company is required in order that consummation by the Company of the transactions contemplated hereby will not result in a breach or termination of the respective contracts. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Company Material Adverse Effect.

     (c) Except for (i) the filings by Parent and the Company required by the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the Commission pursuant to the Securities Act and the declaration of the effectiveness thereof by the Commission and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (iv) any other required filings with or approvals from applicable Federal and state governmental authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have a Company Material Adverse Effect.

SECTION 5.5  Financial Statements.

     The Company has previously delivered or made available to Parent a copy of the following financial statements (the "Company Financial Statements"), all of which have been prepared on a consolidated basis (except as otherwise indicated) in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as may be indicated in the notes thereto):

          (a) Audited Consolidated Statements of Financial Position, Operations, Cash Flows and Changes in Stockholders' Equity of the Company and its consolidated subsidiaries at or for the twelve (12) months ended December 31, 1994, 1995, 1996 and related Notes to the Consolidated Financial Statements as of and for the years ended December 31, 1994, 1995, 1996; and

          (b) Unaudited Consolidated Statements of Financial Position and Operations at or for the three (3) months ended March 31, 1997.

The Company Financial Statements fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, although the unaudited Company Financial Statements do not contain the footnotes required by generally accepted accounting principles and are subject to normal year-end and audit adjustments and any other adjustments described therein.

SECTION 5.6  Absence of Undisclosed Liabilities.

     Except with respect to acquisitions or potential transactions or commitments disclosed on Schedule 5.6 attached hereto, neither the Company nor any of its subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies
(i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1996 and were incurred in the ordinary course of business and consistent with past practices; and (b) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business (provided that no liabilities, obligations or contingencies excepted by subparagraphs (a)(ii) or (b) hereof will have, individually or in the aggregate, a Company Material Adverse Effect).

SECTION 5.7  Absence of Certain Changes or Events.

     Except as set forth on Schedule 5.7 attached hereto, since December 31, 1996, there has not been any change or event (other than changes generally affecting the industry in which the Company and its subsidiaries operate or arising from general business or economic conditions or as a result of this Agreement) that would have a Company Material Adverse Effect.

SECTION 5.8  Litigation.

     Except as set forth on Schedule 5.8 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which would have a Company Material Adverse Effect. Except as referred to in Schedule 5.8 attached hereto, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

SECTION 5.9  Registration Statement and Proxy Statement.

     None of the information to be supplied by the Company or its subsidiaries for inclusion in (a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meeting of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement/Prospectus, as of its Effective Time, will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent or Acquisition for inclusion therein.

SECTION 5.10  No Violation of Law.

     Except as set forth on Schedule 5.10 attached hereto, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which would not have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not have a Company Material Adverse Effect.

SECTION 5.11  Compliance.

     Except as set forth on Schedule 5.11 attached hereto, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, (a) the respective charters, bylaws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.11, would have a Company Material Adverse Effect.

SECTION 5.12  Taxes.

     The Company and its subsidiaries have (i) duly filed (or timely requested and received an extension to file) with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the most recent audited Company balance sheet are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company other than agreements the consequences of which are adequately reserved for in the Company Financial Statements. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

SECTION 5.13  Employee Benefit Plans; ERISA.

     (a) All material employee benefit plans, programs, arrangements or practices covering current or former employees of the Company, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are listed in Schedule 5.13(a) attached hereto (such plans, programs, arrangements or practices of Company together with those of its subsidiaries being referred to as the "Company Plans"). True and complete copies of each Company Plan has been made available to the Company. To the extent applicable, each Company Plan complies in all material respects with the requirements of its terms, ERISA and the Code. Each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS. No Company Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Company Plan. To the knowledge of the Company, there are no pending, threatened or anticipated claims against or otherwise involving the Company Plans, except routine claims for benefits. All material contributions required to be made as of the date of this Merger Agreement to the Company Plans have been made or properly accounted for. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has contributed to or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Company Plan provides for post-retirement medical benefits, other than as required by applicable law.

SECTION 5.14  Labor Controversies.

     Except as set forth on Schedule 5.14 attached hereto, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and
(d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, noncompliance and liabilities which would not have a Company Material Adverse Effect.

SECTION 5.15  Environmental Matters.

     Except as set forth on Schedule 5.15 attached hereto, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries which have not been delivered to Parent prior to the date hereof, (viii) there are, to the knowledge of Company and its subsidiaries, no underground storage tanks on, in or under any properties owned by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is, to the knowledge of Company and its subsidiaries, no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 5.16  Title to Assets.

     Except as set forth on Schedule 5.16 attached hereto, the Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in Schedule 5.16 attached hereto, and except for such matters which would not have a Company Material Adverse Effect. All leases under which the Company leases any substantial amount of real or personal property have been made available to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which would not have a Company Material Adverse Effect.

SECTION 5.17  Company Stockholders' Approval.

     The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock and sixty percent (60%) of the holders of each class of Company Preferred Stock.

SECTION 5.18  Pooling and Tax-Free Reorganization Matters.

     To the knowledge of the Company and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would interfere with the ability of Parent to
(a) account for the business combination to be effected by the Merger as a pooling of interests or (b) treat the Merger as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

SECTION 5.19  Insurance.

     Except as set forth on Schedule 5.19 attached hereto, the Company maintains insurance with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of its business and its properties. Copies of such policy or policies have been made available to Parent.

SECTION 5.20  Opinion of Company's Financial Advisor.

     The Board of Directors of the Company has received the opinion of Smith Barney Inc. ("Smith Barney"), financial advisor to the Company, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock (the "Smith Barney Opinion").

SECTION 5.21  Brokers.

     The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company (except for fees, expenses and amounts of indemnity payable to Smith Barney).

SECTION 5.22  Contracts and Commitments.

     (a) There is no default or event that with notice or lapse of time, or both, would constitute a material default by the Company or any of its subsidiaries under any of the material contracts (a "Material Contract") to which it is a party. Neither the Company nor any of its subsidiaries has received written notice of an outstanding, uncured default under any Material Contract by any other party thereto. Except as set forth in Schedule 5.22 attached hereto, neither the Company nor any of its subsidiaries has any knowledge (i) that any hospital, hospital system, independent practice association ("IPA"), physician group, physician, pharmacy, laboratory, home health care agency, nursing facility, mental health provider, therapist or other allied health care professional or institution (each a "Provider" and collectively "Providers") representing individually or in the aggregate in excess of ten percent (10%) of the enrollees of the Company or of the total number of Providers are organized or attempting to organize any entity (whether or not incorporated) for the purpose of bargaining or otherwise dealing with the Company on a collective basis (except with respect to individual Providers who have formed professional corporations or partnerships with respect to IPAs and medical groups which already contract with the Company or its subsidiaries); (ii) that IPAs, medical groups or individual physicians which contract with the Company or its subsidiaries and which serve individually or in the aggregate more than ten percent (10%) of the enrollees of the Company or its subsidiaries have provided written notice of an intent (whether or not legally binding) to terminate or not to renew their respective contracts with the Company or its subsidiaries; (iii) of any circumstances likely to result in disenrollment of enrollees, the loss of which individually and in the aggregate would have a Company Material Adverse Effect, other than those occurring as a result of general economic or financial conditions or other conditions or developments that are not unique to the Company and its subsidiaries but also affect other persons who participate or are engaged in the lines of business in which the Company and its subsidiaries participate or are engaged; or (iv) of any Provider providing services to the Company and its subsidiaries that does not maintain professional liability insurance.

     (b) Each of the Material Contracts is enforceable against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except as such enforceability may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws relating to rights of creditors. Neither the Company nor any of its subsidiaries has received written notice that any party to any of the Material Contracts intends to cancel or terminate any of the Material Contracts or to exercise or not exercise any options under any of the Material Contracts.

SECTION 5.23  Intellectual Property.

     Except as set forth on Schedule 5.23 attached hereto, the Company does not have any patents, trademarks, service marks, trade names, corporate names (including all registrations and applications therefor) and copyright registrations and applications that are material to the business or condition of the Company or any of its subsidiaries.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1  Conduct of Business by the Company Pending the Merger.

     Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or bylaws, (ii) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned subsidiary solely to its parent corporation, (iii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (v) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company (i) may grant options to the extent required to be granted automatically under the Company's Plans or pursuant to written employment agreements disclosed on a Schedule hereto,
     (ii) may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof, or options granted pursuant to subsection (c)(i) of this Section 6.1 and (iii) may issue shares necessary to effect the transactions contemplated by Section 7.14;

          (d) not (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $5,000,000 (net of any amounts of any such indebtedness discharged during such period), or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $5,000,000, (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iv) knowingly take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (v) knowingly take or fail to take any action which action or failure would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger, (vi) make any acquisition of any assets or businesses in an aggregate amount in excess of $250,000, (vii) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) not, except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any governmental or regulatory body or authority;

          (f) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (g) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

          (i) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

SECTION 6.2  Conduct of Business by Parent and Acquisition Pending the Merger.

     Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent and Acquisition shall, and shall cause their subsidiaries, to:

          (a) not (i) amend or propose to amend their respective charters or bylaws, (ii) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned subsidiary solely to its parent corporation, (iii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (except in connection with the potential acquisitions described on Schedule 6.2 attached hereto or subsequently disclosed to Company in writing) or (v) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto;

          (b) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of Parent Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Parent may issue shares
     (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof or granted following the date hereof consistent with Parent's prior practices and (ii) in connection with the potential acquisitions described on Schedule 6.2 attached hereto or subsequently disclosed to Company in writing;

          (c) not (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $300,000,000 (net of any amounts of any such indebtedness discharged during such period), (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding $300,000,000, (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iv) knowingly take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (v) knowingly take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for Federal income tax purposes as a result of the consummation of the Merger, (vi) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business and as described on
     Schedule 6.2 attached hereto or subsequently disclosed to Company in writing, (vii) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement; and

          (e) be reasonably available to confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations.

SECTION 6.3  Control of the Company's Operations.

     Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

SECTION 6.4  Control of Parent's Operations.

     Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's or Acquisition's operations prior to the Effective Time. Prior to the Effective Time, Parent and Acquisition shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their respective operations.

SECTION 6.5  Conduct of Business of Acquisition.

     During the period from the date of this Agreement to the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Parent shall take all actions necessary to cause Acquisition to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

SECTION 7.1  Access to Information.

     (a) The Company and its subsidiaries shall afford to Parent and Acquisition and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") reasonable access during normal business hours throughout the period prior to the earlier of the termination of this Agreement or the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of Federal or state securities laws or filed by any of them with the Commission in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as Parent, Acquisition or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all such information in accordance with the terms of the confidentiality agreement dated as of November 6, 1996 (the "Confidentiality Agreement"), between Parent and the Company.

     (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the other all non-public written material provided pursuant to this Section 7.1 or the Confidentiality Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which could reasonably be expected to have, any Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

SECTION 7.2  Registration Statement and Proxy Statement.

     Parent shall file with the Commission as soon as is reasonably practicable after the date hereof the Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky, securities laws or rules or regulations of any national securities exchange or the NNM in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding two sentences.

SECTION 7.3  Company Stockholders' Approval.

     The Company, Parent and Stockholders of the Company holding, in the aggregate, a number of shares of Company Common Stock and Company Preferred Stock sufficient to approve and adopt this Agreement are parties to a Stockholder Agreement dated the date of this Agreement whereby such stockholders have agreed to vote for approval and adoption of the Agreement and the transactions contemplated hereby, among other matters (the "Stockholder Agreement"). The Stockholder Agreement is in form attached hereto as Exhibit
7.3. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and shall use its best efforts to seek to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the board of directors of the Company under applicable law, the Company shall, through its board of directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. Subject to the foregoing, the Company (i) acknowledges that a breach of its covenant contained in this Section 7.3(a) to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages and
(ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

SECTION 7.4  Affiliates of the Company and Parent.

     On or prior to July 15, 1997, the Company and Parent shall each deliver to the other a letter pursuant to Staff Accounting Bulletins 65 & 76 and Accounting Series Releases 130 & 135 (the "APB No. 16 Affiliate Letter") identifying all persons who may be deemed affiliates of the Company or Parent, respectively, for the purposes of the foregoing, including, without limitation, all directors and executive officers of the Company or of the Parent as of the date of the APB No. 16 Affiliate Letter. On or prior to the date that is five (5) days prior to the Closing Date, (i) the Company shall deliver to Parent another letter (the "Rule 145 Letter") identifying all persons who may be affiliates of the Company, as defined under Rule 145 under the Securities Act ("Rule 145"), as of the date of the Rule 145 Letter, and (ii) the Company shall advise the persons identified in the Rule 145 Letter of the resale restrictions imposed by applicable securities laws. Each of the Company and Parent shall use its reasonable best efforts to obtain as soon as practicable from each person listed on the respective APB No. 16 Affiliate Letter and from any person who may be deemed to have become an affiliate of the Company or Parent for the purposes of the foregoing after such party's delivery of the APB No. 16 Affiliate Letter and in any event not later than July 31, 1997, an agreement not to sell shares of Company Common Stock or Parent Common Stock in excess of an amount which would, in the aggregate, contravene the provisions of the foregoing until combined results of operations of the Company and Parent covering at least thirty (30) days of combined operations are made public. Parent will keep current its filings under the Exchange Act for purposes of reliance by Company affiliates upon the resale provisions of Rule 145.

SECTION 7.5  Exchange Listing.

     Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for inclusion on the NNM, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.

SECTION 7.6  Expenses and Fees.

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 7.7  Agreement to Cooperate.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals and Commission "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

     (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to (i) take all actions necessary to cause the Merger to
(a) qualify as a tax-free merger under Section 368 of the Code and (b) be treated as a pooling of interests under APB No. 16 for accounting and financial statement purposes, and (ii) file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of such parties.

SECTION 7.8  Public Statements.

     The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation unless required by law, by regulation of the NNM or upon written advice of counsel.

SECTION 7.9  Employee Matters.

     (a) From and after the Effective Time, Parent and the Surviving Corporation, and their respective affiliates will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current or former officer, director, employee or consultant to the Company.

     (b) Parent agrees that, for one year after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide employee benefit plans and programs for the benefit of employees and former employees of the Company ("Company Employees"), which, in the aggregate, are no less favorable than the Company employee benefit plans and programs in effect immediately prior to the Effective Time. Parent further agrees that, for the two year period beginning on the date one year following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, Company Employees with employee benefit plans and programs that are no less favorable in the aggregate to those provided from time to time to employees of Parent of comparable status and seniority. Except with respect to plans and programs set forth on Schedule 7.9 attached hereto, with respect to such benefits, past service, compensation and expense credits of such Company Employees shall be recognized, whenever reasonably possible consistent with the terms of such plans and programs, for all purposes under such plans (including, but not limited to, participation, eligibility, vesting and calculation of benefits), and each employee or fringe benefit plan or program available to Company Employees as contemplated hereby shall be applied to such Company Employees.

SECTION 7.10  Notification of Certain Matters.

     Each of the Company, Parent and Acquisition agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 7.11 Corrections to the Proxy Statement/Prospectus and Registration Statement.

     Prior to the date of the Company Stockholders' Approval of the Merger, each of the Company, Parent and Acquisition shall correct promptly any information provided by it to be used in the Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all reasonable steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

SECTION 7.12  Insurance; Indemnity.

     For a period of six (6) years following the Effective Time, Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now or has been an officer, director, employee, trustee or agent of the Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by Delaware law as in effect on the date hereof, upon receipt of any undertaking required by applicable law, and (ii) Parent will direct the defense of any such matter; provided, however, that Parent shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Immediately following the Effective Time, Parent shall purchase and maintain or cause the Surviving Corporation to purchase and maintain, for a period of six (6) years following the Effective Time, policies of directors' and officers' liability insurance covering each person who was a director or officer of the Company at any time prior to the Effective Time with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least the same coverage and amounts and containing terms that are no less advantageous to the insured parties as those in effect immediately prior to the Effective Time for officers and directors of Parent. The provisions of this

Section 7.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under the previous sentence hereof, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Company or any of its subsidiaries, under the DGCL or otherwise.

SECTION 7.13  No Solicitations.

     Prior to the Effective Time, the Company agrees (a) that neither it nor any of its subsidiaries shall, and it shall use its best efforts to cause their respective representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any portion of the assets of the Company and its subsidiaries taken as a whole, (ii) any of the outstanding shares of Company Common Stock or (iii) any of the outstanding shares of the capital stock of any subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any such person or group. There shall be excepted from this Section 7.13 the transactions effected pursuant to Section 7.14 hereof.

SECTION 7.14  Roll-up Transactions.

     (a) Roll-up Notices. Following the execution of this Agreement, the Company shall deliver notices to each of the holders ("Minority Holders"), excluding the Company and its affiliates, of stock ("Minority Shares") and/or stock options ("Minority Options") in any of the Company's subsidiaries (as defined in Section 4.2(c) above), which notices shall serve to inform the Minority Holders of the Company's intention to undertake the transactions contemplated by the shareholder agreements ("Minority Shareholder Agreements") and stock option plans ("Minority Option Plans") relating to such subsidiaries to eliminate the Minority Holders' interests in each such subsidiary ("Roll-up Transactions"). The Company will use its best efforts to consummate all of the Roll-up Transactions as of the Effective Time.

     (b) Minority Shares. If the Roll-up Transactions relating to the Minority Shares of a particular subsidiary are consummated as of the Effective Time, such Minority Shares shall be exchanged for Company Common Stock at the Effective Time as provided in the related Minority Shareholder Agreement and shall be treated in the Merger as other issued and outstanding Company Common Stock is treated pursuant to Section 3.1 of this Agreement. If the Roll-up Transactions relating to the Minority Shares of a particular subsidiary will not be consummated as of the Effective Time, the Company shall use its best efforts to induce each holder of Minority Shares in such subsidiary to enter into an escrow agreement with Parent and the Company ("Escrow Agreement") providing that such holder shall have no actions, causes of action or claims against the Company or Parent with respect to such holder's Minority Shares other than for a number of shares of Parent Common Stock not to exceed those held in the escrow specifically to complete the Roll-up Transactions for such subsidiary.

     (c) Minority Options. If the Roll-up Transactions relating to the Minority Options issued by a particular subsidiary are consummated as of the Effective Time, such Minority Options shall be exchanged for Company Stock Options at the Effective Time as provided in the related Minority Option Plan and shall be treated in the Merger as other issued and outstanding Company Stock Options are treated pursuant to Section 3.5 of this Agreement. If the Roll-up Transactions relating to the Minority Options of a particular subsidiary will not be consummated as of the Effective Time, the Company shall use its best efforts to induce each holder of such Minority Options to enter into an Escrow Agreement providing that such holder shall have no actions, causes of action or claims against the Company or Parent with respect to such holder's Minority Options other than for a number of shares of Parent Common Stock and/or Parent Stock Options held in the escrow specifically to complete the Roll-up Transactions for such subsidiary.

     (d) Escrow Provisions. Any shares of Parent Common Stock or Parent Stock Options held in any escrow pursuant to this Section 7.14 shall constitute shares or options which would otherwise be issuable to stockholders or optionees of the Company in the Merger. The terms of each Escrow Agreement and any related escrow arrangements shall be reasonably agreed upon by Parent and the Company.

     (e) Adjustments Following Completion of Roll-up Transactions. If, following the completion of a Roll-up Transaction for any subsidiary after the Effective Time, there are shares of Parent Common Stock remaining in any escrow account established with respect to the Minority Shares of or Minority Options issued by such subsidiary, a number of such shares remaining in all such escrow account shall be distributed to the former Company stockholders and option holders who received shares of Parent Common Stock pursuant to Section 3.1 and Section 3.5, respectively.

SECTION 7.15  Bank Consent.

     Parent shall use its reasonable best efforts to obtain the consent of its senior lender with respect to the transactions contemplated by this Agreement on or before August 15, 1997.

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1  Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under the Company's Certificate of Incorporation and applicable law.

          (b) Inclusion of Parent Common Stock. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

          (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and state blue sky laws, if applicable, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities.

          (e) No Injunction. No preliminary or permanent injunction or other order or decree by any Federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

          (f) Pooling. Parent and the Company shall have received letters from Deloitte & Touche LLP and KPMG Peat Marwick LLP, respectively, dated not more than two business days prior to the Effective Time, to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and if the operations of Parent and the Surviving Corporation are conducted in a manner that do not violate "pooling of interests" accounting treatment.

SECTION 8.2  Conditions to Obligation of the Company to Effect the Merger.

     Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Compliance with Covenants; Accuracy of Representations and Warranties. Parent and Acquisition shall have performed in all material respects their agreements, covenants and obligations contained in this Agreement required to be performed or complied with by Parent and Acquisition on or prior to the Closing Date and the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Acquisition to that effect.

          (b) Tax Opinion. The Company shall have received from Gibson, Dunn & Crutcher LLP, counsel to the Company, on the date of the Proxy Statement and on the Closing Date opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Acquisition and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for the Company shall be entitled to rely upon representations of officers and affiliates of Parent, Acquisition and the Company reasonably satisfactory in form and substance to such counsel and to Parent and Acquisition.

          (c) Fairness Opinion. The Smith Barney Opinion shall not have been withdrawn.

          (d) Consents; Approvals. Parent shall have obtained all of the consents set forth on Schedule 4.3(b) attached hereto. With respect to the Parent Required Statutory Approvals, all approvals shall have been obtained and all filings which are required to be made prior to the Effective Time shall have been submitted.

          (e) Employee Matters. Parent shall have entered into employment agreements and have taken such other employee related matters as are listed on a Memorandum of even date herewith initialed among the parties.

          (f) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as
     Exhibit 8.2(f).

          (g) Opinions of Counsel. The Company shall have received the opinions of Pillsbury Madison & Sutro LLP, and James A. Lebovitz, Esq., counsel to Parent, dated the Closing Date, in form reasonably satisfactory to the Company.

          (h) Bank Consent. Parent shall have received the consent of its senior lender with respect to the transactions contemplated by this Agreement not later than the date set forth in Section 7.15.

SECTION 8.3 Conditions to Obligations of Parent and Acquisition to Effect the Merger.

     Unless waived by Parent and Acquisition, the obligations of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) Compliance with Covenants; Accuracy of Representations and Warranties. The Company shall have performed in all material respects its agreements, covenants and obligations contained in this Agreement required to be performed or complied with by the Company on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a referral to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect.

          (b) Tax Opinion. Parent shall have received from Pillsbury Madison & Sutro LLP, counsel to Parent, on the date of the Proxy Statement and on the Closing Date opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Acquisition and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, counsel for Parent shall be entitled to rely upon representations of officers and affiliates of Parent, Acquisition and the Company reasonably satisfactory in form and substance to such counsel and to the Company.

          (c) Consents; Approvals. The Company shall have obtained all of the consents set forth on Schedule 5.4(b) attached hereto. With respect to the Company Required Statutory Approvals, all approvals shall have been obtained and all filings which are required to be made prior to the Effective Time shall have been submitted.

          (d) Resignations. Parent shall have received from the Company the resignations of all individuals serving as directors of the Company immediately prior to the Effective Time.

          (e) Master Strategic Agreement for Private Practice Partnerships. The Company and Oxford Health Plans, Inc., a Delaware corporation ("Oxford"), shall have executed a master strategic agreement substantially in the form of Exhibit 8.3(e) hereof.

          (f) Wellpoint Memorandum of Understanding. The Company and Wellpoint Health Networks, Inc., a Delaware corporation ("Wellpoint"), shall have executed a Memorandum of Understanding substantially in the form of Exhibit 8.3(f) hereof.

          (g) Opinion of Counsel. Parent shall receive the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated the Closing Date, in form reasonably satisfactory to Parent.

          (h) No Preferred Stock Outstanding. The Company and the holders of Company Preferred Stock shall have taken all necessary actions to ensure that all of the outstanding shares of Preferred Stock will be canceled or converted into shares of Company Common Stock no later than immediately prior to the Effective Time.

          (i) Stock Option Acknowledgements. Stock Option Acknowledgements shall have been executed and delivered by the holders of Company Stock Options representing no less than eighty percent (80%) of the shares of Company Stock available under all Company Stock Options (whether such Company Stock Options are vested or unvested) as of immediately prior to the Effective Time.

          (j) Roll Up. Each Roll-up Transaction shall either be complete as of the Effective Time or the parties with respect thereto shall have entered into Escrow Agreements as contemplated by Section 7.14.

          (k) Denominator Certificate. Parent shall have received the Denominator Certificate in form reasonably acceptable to Parent.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1  Termination.

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, as follows:

          (a) The Company shall have the right to terminate this Agreement:

             (i) if the Merger is not completed by the date 120 days from the date of this Agreement otherwise than on account of delay or default on the part of the Company, provided that Parent may extend such date for an additional 30 days if all Parent Required Statutory Approvals and all Company Required Statutory Approvals have not then been obtained or if the transactions contemplated by Section
        7.14 shall not have been concluded;

             (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

             (iii) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to Parent by the Company;

             (iv) if any condition set forth in Section 8.1 or Section 8.2 hereof is not satisfied, other than as a result of the conduct of the Company;

             (v) if the Parent Value is less than $15.65; or

             (vi) if the Parent shall not have received the consent of its senior lender specified in Section 8.2(h) by not later than August 15, 1997.

          (b) Parent shall have the right to terminate this Agreement.

             (i) if the Merger is not completed by the date 120 days from the date of this Agreement otherwise than account of delay or default on the part of Parent, provided that Company may extend such date for an additional 30 days if all Parent Required Statutory Approvals and Company Required Statutory Approvals have not then been obtained or if the transactions contemplated by Section 7.14 shall not have been concluded;

             (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates;

             (iii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Company by Parent; or

             (iv) if any condition set forth in Section 8.1 or Section 8.3 hereof is not satisfied, other than as a result of the conduct of Parent.

          (c) As used in this Agreement, (i) "affiliate" has the meaning assigned to it in the Federal securities laws and (ii) "group" has the meaning set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

SECTION 9.2  Effect of Termination.

     In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Acquisition or their respective officers or directors with respect to obligations existing thereunder prior to the termination (except as set forth in this Section 9.2 and in Sections 7.1, 7.6 and 7.8 hereof and except for the rights of any non-breaching party in respect of a willful breach or a knowing violation by another party of a covenant, representation or warranty hereunder, all of which shall survive the termination).

SECTION 9.3  Amendment.

     This Agreement may not be amended except by action taken by the parties' respective boards of directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

SECTION 9.4  Waiver.

     At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any provisions of this Agreement or conditions contained herein except that, after the vote of the Company's stockholders with respect to this Agreement, the Exchange Ratio shall not be changed from that provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1  Non-Survival of Representations and Warranties.

     All representations and warranties in this Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, Parent, the Surviving Corporation or their respective officers or directors shall have any further obligation with respect thereto.

SECTION 10.2  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by nationally recognized overnight mail service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Parent or Acquisition to:

               FPA Medical Management, Inc.
               3636 Nobel Drive, 2nd Floor
               San Diego, CA 92122
               Attention: Chief Financial Officer

        with copies to:

               James A. Lebovitz, Esq.
               Senior Vice President,
               General Counsel & Secretary
               FPA Medical Management, Inc.
               3636 Nobel Drive, 2nd Floor
               San Diego, CA 92122

        and

               Pillsbury Madison & Sutro LLP
               101 W. Broadway, Suite 1800
               San Diego, CA 92101
               Attention: David R. Snyder, Esq.

        (b) If to the Company, to:

               Health Partners, Inc.
               800 Connecticut Avenue
               Norwalk, CT 06854
               Attention: Charles G. Berg,
                        Chief Executive Officer
        with a copy to:

               Bruce D. Meyer, Esq.
               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA 90071

SECTION 10.3  Interpretation.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

SECTION 10.4  Miscellaneous.

     This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) except with respect to the provisions of Sections 3.5 and 7.12, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, and (c) shall not be assigned by operation of law or otherwise, except that Acquisition may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

SECTION 10.5  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each party agrees (i) to accept the facsimile signature of the other party's representatives hereto and (ii) to be bound by its own representative's facsimile signature hereon.

     IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                          Parent

                                          FPA MEDICAL MANAGEMENT, INC.

                                          By:       /s/ SETH M. FLAM
                                            ------------------------------------
                                          Print Name: Seth M. Flam
                                          Title: President & Chief Executive
                                          Officer

                                          Acquisition

                                          FPA ACQUISITION CORP.

                                          By:       /s/ SETH M. FLAM
                                            ------------------------------------
                                          Print Name: Seth M. Flam
                                          Title: President & Chief Executive
                                          Officer

                                          Company

                                          HEALTH PARTNERS, INC.

                                          By:      /s/ CHARLES G. BERG
                                            ------------------------------------
                                          Print Name: Charles G. Berg
                                          Title: Chief Executive Officer